UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
____________________________________________

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of The
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — February 6, 2023
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TRANE TECHNOLOGIES PLC
(Exact name of registrant as specified in its charter)
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Ireland	001-34400	98-0626632
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
170/175 Lakeview Drive
Airside Business Park
Swords Co. Dublin
Ireland
(Address of principal executive offices, including zip code)
+(353)(0)18707400
(Registrant’s phone number, including area code)
N/A
(Former name or former address, if changed since last report)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Ordinary Shares, Par Value $1.00 per Share	TT	New York Stock Exchange
5.250% Senior Notes due 2033	TT33	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2):
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2024, the Human Resources and Compensation Committee (the “Committee”) of the Board of Directors (“Board”) of Trane Technologies plc (the “Company”) approved the adoption of a special long-term Outperformance Incentive Program (the “Outperformance Program”). The Company’s executive officers and other senior leaders are eligible to participate in the Outperformance Program. The Outperformance Program is designed to foster enterprise-wide team collaboration to deliver outsized, profitable revenue performance and reward extraordinary efforts by providing an opportunity to earn incentive-based cash compensation beyond the incentive-based compensation achievable under the Company’s existing Annual Incentive Matrix short-term incentive program (the “AIM Program”).
The actual amount of incentive-based cash compensation that may be awarded to Outperformance Program participants will be based on the Company’s outsized revenue growth over a three-year period, from January 1, 2024 through December 31, 2026 (the “Performance Period”), and determined as follows:
•Growth target percentages will be fixed under the Outperformance Program and attainment will be measured by the number of basis points achieved beyond the maximum revenue target amount established by the Committee under the AIM Program, averaged over a three-year performance period.
•The cash value earned under the Outperformance Program will range from 0% to 200% of target.
•No award payouts will be made under the Outperformance Program if the Company does not achieve revenue growth from the beginning of the Performance Period to the end.
•No benefit amount will accrue for a year in the Performance Period if, for such year:
•Revenue achievement is not greater than or equal to 25 basis points above the maximum target amounts set forth by the Committee under the AIM Program, and
•Enterprise Organic Leverage (defined as the ratio of the change in adjusted organic operating income1 for the current period less the prior period, divided by the change in net organic revenues2 for the current period less the prior period), is less than 25% (prior to the accrual for the Outperformance Program).
•Maximum payouts (200% of target) may be made under the Outperformance Program if the Company achieves revenue growth from the beginning of the Performance Period to the end, revenue achievement is 200 basis points or greater than the maximum target amount established by the Committee under the AIM Program for all three performance years, and Enterprise Organic Leverage is greater than or equal to 25% in each performance year.
Individual award target values for eligible participants of the Outperformance Program are approved by the Committee. Funding for the Outperformance Program will be calculated on an annual basis and all payouts under the Outperformance Program are subject to Committee discretion and require continued employment by the participant through the end of the applicable Performance Period (except in the case of death or disability and/or qualified retirement). The foregoing description of the Outperformance Program is qualified in its entirety by reference to the Outperformance Program description, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2024.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

1 Adjusted organic operating income is a non-GAAP metric composed of adjusted operating income as reported externally in the Company’s Earnings Release, and adjusted further for the impact of currency, acquisitions and divestitures.

2 Organic revenue is a non-GAAP metric defined as GAAP net revenues adjusted for the impact of currency, acquisitions, and divestitures.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANE TECHNOLOGIES PLC (Registrant)

Date:	February 8, 2024	/s/ Evan M. Turtz
Evan M. Turtz, Senior Vice President, General Counsel and Secretary

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